Exhibit 15.1

Consent of V&T Law Firm

August 1, 2022

Skillful Craftsman Education Technology Limited

Floor 4, Building 1, No. 311, Yanxin Road
Huishan District, Wuxi
Jiangsu Province, PRC 214000

Dear Sirs,

We hereby consent to the reference to our firm and the summary of our opinion under the headings, “Item 3. Key Information—D. Risk Factors” in Skillful Craftsman Education Technology Limited’s Form 20-F for the fiscal year ended March 31, 2022, which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of August 2022 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. We also consent to the filing of this consent letter with the SEC as an exhibit to the Form 20-F.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ V&T Law Firm
V&T Law Firm